UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

[(Amendment No. )]

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BellRing Brands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT NO. 2 TO

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

DATED DECEMBER 17, 2024

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 28, 2025

January 3, 2025

This proxy statement supplement No. 2 (this “Supplement No. 2”) provides updated information with respect to the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of BellRing Brands, Inc. (the “Company”) to be held on January 28, 2025.

On December 17, 2024, the Company commenced distribution of the Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) for the Annual Meeting and Notice of Internet Availability of Proxy Materials. On the same date, the Company filed Supplement No. 1 to the Proxy Statement to clarify that, as part of the Company’s proposal to amend its Certificate of Incorporation to declassify its Board of Directors, the Company was also proposing to amend its Certificate of Incorporation to provide that, upon declassification, directors may be removed with or without cause, as required under the Delaware General Corporation Law (the “Removal Amendment”). This Supplement No. 2 is being filed to clarify the timing of the effectiveness of the Removal Amendment and hereby replaces and supersedes the information set forth in Supplement No. 1. This Supplement No. 2 should be read in conjunction with the Proxy Statement.

Approval of Amendment to our Certificate of Incorporation to Declassify our Board of Directors (Proxy Item No. 1)

Under our current classified board structure, Section 7.2 of our Certificate of Incorporation provides that directors may be removed by stockholders only for cause. Section 141(k) of the Delaware General Corporation Law provides that directors of a declassified board may be removed with or without cause. In order to reflect the provisions of Delaware law relating to the removal of directors serving on a board that is not classified, our Board of Directors unanimously approved and declared advisable, and resolved to recommend to our stockholders that they approve the adoption of an additional amendment to our Certificate of Incorporation as part of Proxy Item No. 1, which additional amendment will provide that, commencing with our annual meeting scheduled to be held in 2027, at which time our Board of Directors will no longer be classified, our directors may be removed with or without cause. The text of the Removal Amendment is set forth below and will be deemed part of the Declassification Certificate of Amendment attached as Appendix A of our Proxy Statement. If Proxy Item No. 1 is approved by stockholders at the Annual Meeting, the Declassification Certificate of Amendment (which will include the Removal Amendment) will be filed with the Secretary of State of the State of Delaware. The text of the Removal Amendment is as follows:

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The Certificate of Incorporation as currently in effect is hereby amended by deleting therefrom in its entirety Section 7.2 of and inserting in lieu thereof the following:

7.2 Removal of Directors. Subject to the special rights, if any, of the holders of any outstanding series of Preferred Stock, commencing with the Corporation’s 2027 annual meeting of stockholders, members of the Board may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the voting power of all of the outstanding shares of capital stock then entitled to vote in the election of directors, voting together as a single class.

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